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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 11, 2001

IMAGEX.COM, INC.
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation)	0-26837 (Commission file number)	91-1727170 (I.R.S. Employer Identification No.)

10210 NE POINTS DR., SUITE 200
KIRKLAND, WASHINGTON 98033
(Address of principal executive offices) (Zip code)

(425) 576-6500
Registrant's telephone number, including area code

INAPPLICABLE
(Former name or former address if changed since last report)

ITEM 5.  OTHER EVENTS

    On June 11, 2001 the Registrant issued a press release announcing that it has completed the private sale of $5 million in common stock and warrants.

  (c)
  EXHIBITS
99.1	Text of Press release dated June 11, 2001, regarding the completion of the private sale of $5 million in common stock and warrants.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEX.COM, INC.
	By:	/s/ Robin Krueger Chief Financial Officer
Dated: June 11, 2001

EXHIBIT INDEX

Exhibit Number	Description
99.1	Text of Press release dated June 11, 2001, regarding the completion of the private sale of $5 million in common stock and warrants.

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SIGNATURE
EXHIBIT INDEX